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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:                            MEDIA RELATIONS CONTACT:
Neil Yekell                                            Arch Currid
(713) 918-4233                                         (713) 918-3236
neil_yekell@bmc.com                                    arch_currid@bmc.com


         BMC SOFTWARE REALIGNS RESOURCES TO IMPROVE PROFITABILITY AND TO
                              FOCUS ON GROWTH AREAS

         Company Provides Fourth Quarter Fiscal 2005 Preliminary Results


HOUSTON -- (APRIL 11, 2005) -- BMC Software, Inc. [NYSE: BMC], a leader in enterprise management solutions, today announced details of its planned restructuring that will improve profitability by reducing costs and realigning resources to focus on growth areas, primarily its service management business. In addition, the company is announcing preliminary financial results for the fourth quarter of fiscal 2005.

         The company's restructuring plan includes a workforce reduction of between 825 and 875 employees, which is approximately a 12 percent reduction of its global workforce. Combining the annual cost savings from this restructuring with the increased investment in growth areas, the company is expected to generate annual expense savings of approximately $100 million.

         "We have realigned to increase investment in our service management growth business, maintain profitability in our mainframe business and make the necessary reductions to improve profitability in our distributed systems management business," said Bob Beauchamp, president and CEO, BMC Software. "This realignment, combined with SG&A reductions throughout the organization, will produce approximately $100 million in annual net cost savings and will allow us to achieve an expected operating margin excluding special items of at least 15 percent in fiscal 2006."

         The pre-tax charge related to this headcount reduction is expected to be in the $50 million to $60 million range, a significant portion of which is expected to be reported in the first quarter of fiscal 2006 with the remainder to be taken over the next two quarters.

         PRELIMINARY FOURTH QUARTER FINANCIAL RESULTS

         BMC Software preliminarily estimates total revenues for the fourth quarter ended March 31, 2005 to be in the range of $388 million to $400 million, which compares to the estimated revenue range of $410 million to $425 million that the company provided in February. Earnings per share excluding special items for the fourth quarter of fiscal 2005 are preliminarily estimated to be in the range of $0.08 to $0.12 per diluted common share, which compares to the earnings per share estimated range of $0.17 to $0.22 provided by the company in February. Fourth quarter of fiscal 2005 earnings per share on a GAAP basis are preliminarily estimated to be in the range of a loss of $0.01 to a profit of $0.03 per diluted common share. The difference between the earnings


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per share excluding special items and the GAAP earnings per share is $0.09 per diluted common share, primarily related to amortization of acquired technology and intangibles, goodwill impairment and write-off of acquired research and development from two acquisitions this quarter. Cash flows from operations were strong in fiscal 2005 and are preliminarily estimated to be in the range of $470 million to $500 million.

         A conference call to discuss the company's restructuring plans and preliminary fourth quarter results is scheduled for today at 4:00 p.m. central time. Those interested in participating may call (913) 981-4900 and use the passcode BMC Software. To access a replay of the conference call, which will be available for one week, dial (719) 457-0820 and use the passcode BMC. A live webcast of the conference call will be available on the Company's website at www.bmc.com/investors. A replay of the webcast will be available within 24 hours and archived on the website for 90 days.


NON-GAAP FINANCIAL MEASURES

         This press release includes the non-GAAP financial measures of diluted earnings per share excluding charges for (i) amortization of acquired technology and intangibles, (ii) acquired research and development and (iii) impairment of goodwill. These items are excluded as they are non-cash charges related to completed acquisitions. A reconciliation between the GAAP results and the results excluding these items is included in this press release.

         BMC Software's management uses the non-GAAP results in its own evaluation of the performance of the company. BMC Software's management also uses the non-GAAP results for budgeting and on a quarterly basis for determining executive compensation.

         Although BMC Software's management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on this measure is limited because items excluded from such measures often have a material impact on the company's operating expenses, net earnings and diluted earnings per share calculated in accordance with GAAP. Therefore, BMC Software's management typically uses its non-GAAP results in conjunction with GAAP results to address these limitations.

         While GAAP results are more complete, the company provides investors this supplemental measure because, with the reconciliation of non-GAAP to GAAP financial information, it may provide additional insight into its financial results. BMC Software believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the ongoing performance of its business, as such results are not influenced by certain non-cash or non-recurring expenses and are therefore useful to investors in helping them understand the financial condition of BMC Software by focusing on the performance of the Company's core operations. The non-GAAP financial measures are presented by BMC Software to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.
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     ABOUT BMC SOFTWARE

     BMC Software, Inc. [NYSE:BMC], is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and fiscal 2004 revenues of more than $1.4 billion. For more information about BMC Software, visit www.bmc.com.

     This news release contains both historical information and forward-looking information. The preliminary financial results for the company's March 2005 quarter and statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as "believe," "anticipate," "expect," "estimate" and "guidance" are forward-looking statements. The preliminary estimates of revenues, earnings per share and license bookings contained in this press release are subject to change. BMC Software expects to report final financial results for the March 2005 quarter after it has had additional time for the collection and compilation of additional financial data. These final financial results for the March 2005 quarter could be materially different from the estimates in this press release. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software's operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software's earnings; 4) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not grow; 5) new software products and product strategies may not be timely introduced or successfully adopted; 6) BMC Software's quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; 7) BMC Software's effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect the company's earnings; and 8) the additional risks and important factors described in BMC Software's quarterly reports on Form 10-Q and in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.

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service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.
(C) 2005, BMC Software, Inc. All rights reserved.